Exhibit 10.2

TAPINATOR, INC.

[INCENTIVE/NON-STATUTORY] STOCK OPTION GRANT AND AGREEMENT

THIS [Incentive Stock/Non-Statutory] Option Grant and Agreement (the “Agreement”), dated as of [____________], made by and between Tapinator, Inc., a Delaware corporation (the “Company”), and the individual named below (“Optionee”). This Agreement is made pursuant to the terms and conditions of the Tapinator, Inc. 2015 Equity Incentive Plan (the “Plan”), a copy of which is attached to this Agreement as Exhibit A, and the provisions of which are incorporated into this Agreement by reference. All terms not otherwise defined herein shall have the meanings set forth in the Plan. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall govern. [The Option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).]

OPTIONEE NAME:

DATE OF GRANT:

VESTING COMMENCEMENT DATE:

NUMBER OF SHARES OF COMMON STOCK (the “Shares”):

EXERCISE PRICE:	$[ ]per share

EXPIRATION DATE:

EARLY EXERCISE:	Yes _____ No _____

VESTING SCHEDULE:	Optionee’s right to exercise the option granted in this Agreement shall vest as follows:

(a)     Provided Optionee remains an Employee of the Company, the Shares shall vest and become exercisable in eleven successive equal installments of [_____] shares and a twelfth installment of [_______] shares at the end of each calendar quarter thereafter for the subsequent three years, with the first tranche to vest on [________]. Options shall be rounded down to the nearest whole Share.

(b)     In the event of Optionee’s death, disability or other termination of employment, the exercisability of this Option shall be governed by Section 11(d) of the Plan.

(c)     The Option may not be exercised for fractional shares or for less than one hundred shares (100) Shares unless the remaining number of Shares subject to exercise is less than 100.

(d)     Shares may not be exercised prior to the time they have vested (the “Unvested Shares”) in Optionee, unless and until a majority of the Company’s Board of Directors has approved such early exercise by Optionee; provided, however, in the event of a Corporate Transaction, any unvested and outstanding options shall become immediately exercisable prior to such Corporation Transaction.

1.         No Transfer or Assignment of Option. This Option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of this option, or of any right or privilege conferred hereby, contrary to the provisions of this Agreement, or upon any attempted sale under any execution, attachment, or similar process upon the rights and privileges conferred hereby, this Option and the rights and privileges conferred hereby shall immediately become null and void.

2.            Method of Exercise.

(a)     Notice. Optionee may exercise this Option by delivering a signed Notice of Exercise in substantially the form attached hereto to the officer of the Company designated in such notice. Such Notice of Exercise shall be accompanied by payment in full of the aggregate purchase price for the Shares as provided in Section 2(c).

(b)     Restriction on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable Federal or state securities law or any other law or regulation. Furthermore, the method and manner of payment of the Option Price will be subject to the rules under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board if such rules apply to the Company at the date of exercise. As a condition to the exercise of this Option, the Company may require Optionee to make any representation or warranty to the Company at the time of exercise of the Option as in the opinion of legal counsel for the Company may be required by any applicable law or regulation, including the execution and delivery of an appropriate representation statement. Accordingly, the stock certificates for the Shares issued upon exercise of this Option may bear appropriate legends restricting transfer.

(c)     Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Optionee:

a.     cash;

b.     certified or bank cashier’s check; or

c.     in the event there exists a public market for the Company’s Common Stock on the date of exercise, by surrender of shares of the Company’s Common Stock; provided that if such shares were acquired upon exercise of an incentive stock option, Optionee must have first satisfied the holding period requirements under Section 422(a)(1) of the Code. If payment is made with already owned shares, payment shall be made as follows:

(i)     Optionee shall deliver to the Secretary of the Company a written notice which shall set forth the portion of the purchase price Optionee wishes to pay with Common Stock, and the number of shares of such Common Stock the Optionee intends to surrender pursuant to the exercise of this Option, which shall be determined by dividing the aforementioned portion of the purchase price by the Fair Market Value per Share of the Common Stock at the close of the last business day immediately preceding the date of exercise of the Option, as determined by the Committee;

(ii)     Fractional shares shall be disregarded, and Optionee shall pay any balance in cash;

(iii)     The written notice shall be accompanied by a duly endorsed blank stock power with respect to the number of Shares set forth in the notice, and the certificate(s) representing said Shares shall be delivered to the Company at its principal offices within three (3) working days from the date of the notice of exercise;

(iv)     Optionee hereby authorizes and directs the Secretary of the Company to transfer so many of the Shares represented by such certificate(s) as are necessary to pay the purchase price in accordance with the provisions herein;

(v)     If any such transfer of Shares requires the consent of the California Commissioner of Corporations or of some other agency under the securities laws of any other state, or an opinion of counsel for the Company or Optionee that such transfer may be effected under applicable Federal and state securities laws, the time periods specified herein shall be extended for such periods as the necessary request for consent to transfer is pending before said Commission or other agency, or until counsel renders such an opinion, as the case may be. All parties agree to cooperate in making such request for transfer, or in obtaining such opinion of counsel, and no transfer shall be effected without such consent or opinion if required by law; and

(vi)     Notwithstanding any other provision herein, Optionee shall only be permitted to pay the purchase price with shares of the Company’s Common Stock owned by him as of the exercise date in the manner and within the time periods allowed under 17 CFR § 240.16b-3 promulgated under the Securities Exchange Act of 1934 as such regulation is presently constituted, as it is amended from time to time, and as it is interpreted now or hereafter by the Securities and Exchange Commission.

3.         Term and Expiration. This Option, if it has not earlier expired pursuant to the terms of this Agreement or the Plan, shall expire in all events on the 10th anniversary of the Date of Grant set forth on the first page hereof.

4.         Compliance with State and Federal Securities Laws. No Shares shall be issued upon the exercise of this Option unless and until the Company has determined that all applicable provisions of state and federal securities laws have been satisfied.

5.          Adjustment Upon Changes in Capitalization or Merger. The number of Shares covered by this Option shall be adjusted in accordance with the provisions of Section 16 of the Plan in the event of changes in the capitalization or organization of the Company, or if the Company is a party to a merger or other corporate reorganization.

6.            Not Employment Contract. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in the employ of the Company (or any Subsidiary or Parent) or shall interfere with or restrict in any way the rights of the Company (or any Subsidiary or Parent), which are hereby expressly reserved, to discharge Optionee at any time for any reason whatsoever, with or without cause, subject to the provisions of applicable law. This is not an employment contract.

7.            Income Tax Withholding. Optionee authorizes the Company to report income and to withhold in accordance with applicable law from any compensation payable to him or her any taxes required to be withheld by Federal, state or local laws as a result of the exercise of this Option. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the exercise of this Option, Optionee agrees to pay the Company the amount of any such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not Optionee is an Employee or service provider of the Company at that time.

8.            Miscellaneous Provisions.

(a)     No Rights as a Stockholder. Optionee shall have no rights as a stockholder with respect to any Shares subject to this Option until the Shares have been issued in the name of Optionee.

(b)     Confidentiality. Optionee agrees and acknowledges that the terms and conditions of this Agreement, including without limitation the number of Shares for which options have been granted, are confidential. Optionee agrees that he will not disclose these terms and conditions to any third party, except to Optionee’s financial or legal advisors, tax preparer or family members, unless such disclosure is required by law.

(c)     Governing Law. This Agreement and the rights and duties of the parties hereunder shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule.

(d)     Entire Agreement. This Agreement, and the Plan, together with those documents that are referenced in this Agreement, are intended to be the final, complete, and exclusive statement of the terms of the agreement between Optionee and the Company with regard to the subject matter of this Agreement. This Agreement and the Plan supersede all other prior agreements, communications, and statements, whether written or oral, express or implied, pertaining to that subject matter. This Agreement and the Plan may not be contradicted by evidence of any prior or contemporaneous statements or agreements, oral or written, and may not be explained or supplemented by evidence of consistent additional terms.

(e)     Counterparts. This Agreement may be executed in one or more counterparts all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and Optionee have executed this [Incentive/Non-Statutory] Stock Option Grant and Agreement as of the date first above written.

TAPINATOR, INC.

By:
Name:
Title:

OPTIONEE

(signature)

Name:

Address:

Social Security No.:

Form of Notice of Exercise

Tapinator, Inc.

110 West 40th Street

Suite 1902

New York, NY 10018

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of Option (check one):	_____Incentive _____Nonstatutory

Stock Option Agreement dated:

Number of shares exercised:

Early exercise election:	Yes ______ No _______

(if permitted under Stock Option Agreement)

Total Exercise Price:	$

By this exercise, I agree (i) to provide the Company with such additional documents as it may require, if any, in accordance with the provisions of the Tapinator, Inc. 2015 Equity Incentive Plan, (ii) to pay (in the manner designated by the Company) any withholding obligation relating to this option exercise, (iii) if this notice relates to the exercise of unvested shares under an early exercise option, to immediately execute and deliver a Stock Restriction Agreement, and (iv) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any sale or other disposition of any shares issued upon exercise of this option if such sale or other disposition occurs within two (2) years after the Date of Grant of this option or within 1 year of the date of this notice of exercise.

I acknowledge that the shares being purchased by me hereunder have not been registered under the Securities Act of 1933, as amended (the “Act”) and are “restricted securities” under Rule 701 and Rule 144 promulgated under the Act. I warrant and represent to the Company that I have no present intention of distributing or selling the Shares, except as permitted under the Act and any applicable state securities laws.

I enclose my check for $______________ in full payment of the purchase price of said shares. Please register said shares in my name.

Dated: __________________, 20___

Signature

Name (Printed)

Address

Social Security No.